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                                                                   EXHIBIT 10.2

                              SECOND AMENDMENT TO
                             UNION TEXAS PETROLEUM
                        SALARIED EMPLOYEES' PENSION PLAN

        WHEREAS, Union Texas Petroleum Holding, Inc. (the "Company") and other Employing Companies have heretofore adopted and maintain the Union Texas Petroleum Salaries Employees' Pension Plan (the "Plan") for the benefit of their eligible employees; and

        WHEREAS, the Company has adopted the Union Texas Petroleum Holdings, Inc. 1996 Voluntary Retirement Program (the "Voluntary Retirement Program") for the purpose of providing additional benefits to certain eligible employees who elect to terminate their employment pursuant to the terms of the Voluntary Retirement Program; and

        WHEREAS, the employees eligible for the Voluntary Retirement Program are employees of the Company and any Employing Company who (i) are paid on a salaries basis and are in salary grade 14 or below; (ii) are on the United States payroll of the Company or an Employing Company, (iii) are not stationed outside of Houston, Texas, (iv) have attained or will attain the age of forty-eight (48) on or before October 31, 1996, (v) have completed or will complete at least five (5) full years of Vesting Service under the terms of the Plan on or before October 31, 1996, and (vi) will attain on or before October 31, 1996 the sum of fifty-four (54) when the employee's age and years of Accrual Service under the Plan are added together; and

        WHEREAS, an employee must elect during the period beginning on September 1, 1996 and ending at 4:30 p.m. (Houston, Texas time) on October 1, 1996 to terminate their employment with the Company or an Employing Company, effective as of October 31, 1996 in order to receive the benefits of the Voluntary Retirement Program; and

        WHEREAS, certain Plan Members may elect to participate in the Voluntary Retirement Program and the Company desires to amend the Plan to provide for additional benefits under the Plan for the Plan Members who elect to participate in the Voluntary Retirement Program (the "Voluntary Retirement Members");

        NOW, THEREFORE, the Plan is hereby amended effective as of August 1, 1996 as follows:

        1. In calculating the Voluntary Retirement Members' benefits under the Plan, three years shall be added to their Accrual Service effective as of their termination of employment.

        2. For purposes of determining (i) the Voluntary Retirement Members' eligibility for Early Retirement and the type of Early Retirement, i.e., Regular Early Retirement or Eight Point Early Retirement, under the Plan, (ii) timing of commencement of the
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             benefit, and (iii) the number of years of actuarial reduction under the applicable actuarial reduction factor for early commencement of the benefit, but not for the purpose of determining the Actuarial Equivalent of different forms of benefit under the Plan, three years shall be added to the age of the Voluntary Retirement Members effective as of their termination of employment.

        3. The lump sum payment made to a Voluntary Retirement Member by the Company pursuant to Paragraph 3(B) of the Voluntary Retirement Program shall not (i) be included as Compensation under the terms of the Plan, (ii) be included in determining the Average Monthly Compensation of a Voluntary Retirement Member, or (iii) result in any additional Accrual Service being credited to a Voluntary Retirement Member due to such payment.

        4. The terms used in this document with initial capitalization shall have the same meaning as are ascribed to such terms under the Plan, except as otherwise specifically indicated herein.

        5. As amended hereby, the Plan is specifically ratified and reaffirmed.

        Executed this 1st day of August 1996.


                                        UNION TEXAS PETROLEUM HOLDINGS, INC.


                                        By:      /s/  J. L. WHITMIRE
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